Exhibit 99.01

Press Release
www.shire.com

Second quarter 2009 results date notification – August 5, 2009

July 21, 2009 – Shire plc (LSE: SHP, NASDAQ: SHPGY), the global specialty biopharmaceutical company, will announce second quarter 2009 earnings on Wednesday August 5, 2009.

Results press release will be issued at:	12:00 BST / 07:00 EDT

Conference call time:	14:00 BST / 09:00 EDT

Angus Russell, Chief Executive Officer and Graham Hetherington, Chief Financial Officer will host the quarterly results presentation call at 14:00 BST/9:00 EDT.

The details of the conference call are as follows:

UK dial in:	0808 100 5150 or 01296 311 652

US dial in:	1 8662977327 or 1 7183541176

International dial in:	+44 (0) 1296 311 652

Password/Conf ID:	515 749#

Live Webcast:	http://www.shire.com/shire/InvestorRelations/index.jsp?tn=2

Replay:
A replay of the conference call will be available by phone for two weeks and on our website for 12 months.  For further information; please visit our Investor Relations’ website. http://www.shire.com/shire/InvestorRelations/index.jsp?tn=2.

For further information please contact:

Investor Relations	Souheil Salah (Rest of the World)	+44 1256 894 160

	Ricki Greenwood (North America)	+1 484 595 8517

Notes to editors

SHIRE PLC
Shire’s strategic goal is to become the leading specialty biopharmaceutical company that focuses on meeting the needs of the specialist physician.  Shire focuses its business on attention deficit hyperactivity disorder (ADHD), human genetic therapies (HGT) and gastrointestinal (GI) diseases as well as opportunities in other therapeutic areas to the extent they arise through acquisitions.  Shire’s in-licensing, merger and acquisition efforts are focused on products in specialist markets with strong intellectual property protection and global rights.  Shire believes that a carefully selected and balanced portfolio of products with strategically aligned and relatively small-scale sales forces will deliver strong results.

For further information on Shire, please visit the Company’s website: www.shire.com.

Registered in Jersey, No. 99854, 22 Grenville Street, St Helier, Jersey JE4 8PX